UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2009, Converted Organics Inc. (the "Company") entered into a into an agreement (the "agreement") with Professional Offshore Opportunity Fund, Ltd. (the "investor") under which, upon stockholder approval (as discussed below), it will issue a series of 10% convertible notes in an aggregate principal amount of up to $1,500,000 with a 10% original issue discount. The investor placed funds into escrow on March 10, 2009 to acquire $500,000 in principal amount of the convertible notes to be released upon receiving stockholder approval, and will acquire four additional $250,000 increments in principal amount of the note with the first increment occurring on the 30th day after receiving stockholder approval, and the remaining three increments monthly thereafter.

The convertible note will be convertible at an initial rate of 85% of the closing bid price of the Company’s common stock for the trading day immediately preceding any conversion (the "Conversion Price"); provided that if the Company issues securities in an equity financing transaction at a lower price than the Conversion Price, the Conversion Price will be reduced to such lower price; provided further that if the Company defaults on the note, the Conversion Price will be the lowest of the above prices or 70% of the average of the three lowest market prices of the Company’s common stock during the 20-day trading period immediately prior to any conversion.

The series of convertible notes all, collectively,mature one year from the date the first $500,000 increment of funding is released to the Company after the initial approval of this agreement by the Company’s stockholders. During the period leading up to the maturity date, the 10% interest payable on the series of convertible notes will become owed in its entirety on the day of funding (assuming each convertible note was outstanding for a period of one year) and added to the principal amount of the convertible note. If an event of default has occurred, all the convertible notes then outstanding will automatically become immediately due and payable, and the interest rate will increase to 18% per annum during the pendency of the event of default. The events that could cause the Company to incur an event of default are set forth in the convertible note, which is filed as an exhibit to this Form 8-K.

As additional consideration for the financing, the Company will issue the investor an aggregate of 1,713,307 Class B warrants in pro rata increments upon the issuance of each increment of the convertible notes. The Class B warrants are exercisable at $11.00 per warrant share.

In accordance with NASDAQ’s marketplace rules, the Company is required to obtain stockholder approval for the issuance of the shares of common stock issuable upon conversion of the convertible notes. Pursuant to the agreement, the Company is required to obtain stockholder approval for the issuances on or before the later of (a) May 15, 2010 or (b) 45 calendar days after the filing of the definitive proxy statement, if the Securities and Exchange Commission ("Commission") reviews the Company’s preliminary proxy statement, which must be filed by March 16, 2009.

Pursuant to a registration rights agreement, the Company agreed to provide the investor with registration rights for the Class B warrants and the common stock underlying the convertible note and Class B warrants (the "registrable securities"). If the Company is successful in obtaining stockholder approval of the transaction, within 10 days of receiving such approval the Company is required to file a registration statement covering the resale of the registrable securities. If the registration statement required to be filed is not timely filed, then the Company is required to pay the investor the sum of 2% of the face amount of the convertible notes and 2% of the Class B warrant market value as liquidated damages, and not as a penalty, for each 30 calendar day period, on a pro rata basis, until the registration statement is filed. The registration rights agreement requires the registration statement be declared effective by the Commission on or prior to 90 days after the filing date. If the registration statement is not declared effective within 90 days following the filing date, then the Company is required to pay the investor the sum of 2% of the face amount of the convertible note and 2% of the Class B warrant market value, as liquidated damages and not as a penalty, for each 30 calendar day period, on a pro rata basis, following the 90 calendar day period after the filing date, until the registration statement is declared effective, and 2% for each successive 30 calendar day period thereafter.

On March 6, 2009, the Company entered into a second amendment to the secured convertible debenture dated January 24, 2008, as previously amended on January 29, 2009, held by the investor and one of its affiliates. The January 29, 2009 amendment had provided that the debenture holder would not sell shares of Company common stock on any trading day in an amount greater than 15% of the daily volume of the Company’s common stock for such trading day as reported by the NASDAQ stock market; provided that such limitation shall not apply at any time at which the Company’s common stock is trading at above $3.25 per share. In the second amendment, the Company agreed to waive the foregoing restrictions upon the funding by the investor of $500,000 into escrow as discussed above, which has occurred.

On March 6, 2009, the Company entered into an agreement with the holders of its $17.5 million of New Jersey Economic Development Authority Bonds to release $2.0 million for capital expenditures on its New Jersey facility and to defer interest payments on the bonds thru July 30, 2009. These funds had been held in a reserve for bond principal and interest payments along with a reserve for lease payments. As consideration for the release of the reserve funds, the Company issued the bond holders 2,284,409 Class B warrants. The Class B warrants are exercisable at $11.00 per warrant share.

The foregoing description of the agreement, registration rights agreement, and convertible note is qualified in its entirety by the text of the agreements which are exhibits to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The securities issued and to be issued pursuant to the transactions discussed in Item 1.01 above were not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements as provided in Section 4(2) of the Securities Act, as each of the entities receiving the securities were accredited investors as defined in the Securities Act. Chardan Capital Markets, LLC acted as the sole placement agent for the transaction, and will receive total compensation of $205,000, of which $115,000 is currently payable and $90,000 is to be paid if the Company receives shareholder approval, and 120,000 Class B Warrants.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Purchase Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd.

10.2 Convertible Note dated March 6, 2009 by Converted Organics Inc. payable to Professional Offshore Opportunity Fund, Ltd.

10.3 Registration Rights Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

March 12, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd.
10.2	Convertible Note dated March 6, 2009 by Converted Organics Inc. payable to Professional Offshore Opportunity Fund, Ltd.
10.3	Registration Rights Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd.